Exhibit (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 24, 2004, relating to the financial statements and financial highlights of the Eaton Vance Balanced Fund (the "Fund"), which appears in the December 31, 2003 Annual Report to Shareholders of the Fund, and of our reports each dated February 24, 2004, relating to the financial statements and supplementary data of the Capital Growth Portfolio and Investment Grade Income Portfolio (the "Portfolios"), which appear in the December 31, 2003 Annual Report of the Portfolios, each of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
April 26, 2004